Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated February 25, 2000, on the consolidated financial statements of NFO Worldwide, Inc. and subsidiaries as of December 31, 1999 and 1998, and for each of the years in the three year period ended December 31, 1999, included in or made a part of this registration statement and to all references to our firm included in this registration statement.




                                           ARTHUR ANDERSEN LLP



New York, New York,
  April 10, 2000.